Exhibit 10.1

Share Sale Agreement

for shares in Bendon Limited

Level 20, MLC Centre,

19 Martin Place,

Sydney, NSW,

Australia 2000

T +61 2 9231 4996

F +61 2 9163 3000

Contents

1.	Defined terms and interpretation	1
2.	Share sale	2
3.	Conditions to Completion	3
4.	Conduct before Completion	5
5.	No Leakage	6
6.	Completion	7
7.	Adjustments to Completion Payment	9
8.	Seller Warranties	12
9.	Limitations on liability and Third Party Claims	13
10.	Buyer Warranties	19
11.	Guarantor Warranties	21
12.	Conduct after Completion	21
13.	Profit share and Exit Event	22
14.	Guarantee by Guarantors	23
15.	Company Guarantee	25
16.	Default and termination	26
17.	Confidentiality	27
18.	Duty, costs and expenses	27
19.	GST	28
20.	Notices	28
21.	General	30

Share Sale Agreement

Parties

1.	Naked Brand Group Limited (ACN 619 054 938) of Unit 7, 35-39 William Street, Double Bay NSW 2028 (Seller)

2.	JADR Holdings Pty Limited (ACN 151 656 192) of 37 Minimbah Road, Northbridge NSW 2063, in its capacity as trustee for The DR Family Trust No 2 (Davis-Rice Buyer)

3.	Matana Intimates Holdings Trustee Limited (Company number 8156011) of Gilligan Rowe & Associates LP, Level 6/135 Broadway, Newmarket, Auckland, 1023, New Zealand, in its capacity as trustee for the Matana Intimates Holding Trust (NZBN 9429048957649) (Johnson Buyer)

4.	Bendon Limited (Company number 110935) of 8 Airpark Drive, Airport Oaks, Auckland, NZ (Company)

5.	Mr Justin Davis-Rice of 37 Minimbah Road, Northbridge NSW 2063 (Mr Davis-Rice)

6.	Ms Anna Johnson of 33a Churchill Road, Murrays Bay, Auckland, 0630, New Zealand (Ms Johnson)

Background

A.	The Seller is the registered holder and beneficial owner of the Shares, being all the issued shares in the capital of the Company.

B.	The Buyers agree to buy, and the Seller agrees to sell, the Shares on the terms and conditions set out in this agreement.

C.	The Guarantors have agreed to guarantee certain obligations of the Buyers and, following Completion, the Company will guarantee the remainder of such obligations.

Operative provisions

1.	Defined terms and interpretation

1.1	Definitions in the Dictionary

A term or expression starting with a capital letter:

(a)	which is defined in the Dictionary in Schedule 1 , has the meaning given in the Dictionary;

(b)	which is defined in the Corporations Act, but is not defined in the Dictionary, has the meaning given in the Corporations Act; and

(c)	which is defined in the GST Law, but is not defined in the Dictionary or the Corporations Act, has the meaning given in the GST Law.

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1.2	Interpretation

The interpretation clause in Schedule 1 sets out rules of interpretation for this agreement.

2.	Share sale

2.1	Sale of Shares

The Seller must sell the Shares to the Buyers and the Buyers must (in their Respective Proportions) buy the Shares from the Seller:

(a)	for the Purchase Price;

(b)	on the Completion Date;

(c)	free from any Security Interest;

(d)	with all rights, including dividend rights, attached to or accruing to them on and from the date of Completion; and

(e)	on the terms and conditions of this agreement.

2.2	Title, property and risk

The title to, property in and risk of the Shares:

(a)	until Completion, remains solely with the Seller; and

(b)	passes to the Buyers on Completion, and is deemed thereafter to have taken effect on the Effective Date.

2.3	Purchase Price

The Purchase Price is payable as follows:

(a)	the Buyers must, on Completion, pay to the Seller the Completion Payment in accordance with clause 6.4;

(b)	the Buyers or the Seller (as applicable) must, on Completion, pay the Bendon Inventory Adjustment Amount in accordance with clause 7.3;

(c)	the Buyers or the Seller (as applicable) must pay the Adjustment Amount in accordance with clause 7.7; and

(d)	any other adjustments to the Purchase Price that are payable must be paid in accordance with this agreement.

2.4	No set-off

A party must not make any set-off, deduction or withholding from payment of any part of the Purchase Price, except as otherwise expressly permitted by this agreement.

2.5	Payments to Seller

All amounts payable to the Seller by the Buyers under this agreement must be paid by the Buyers in their Respective Proportions, unless stated otherwise.

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3.	Conditions to Completion

3.1	Conditions

The obligations of the parties at Completion are subject to, and conditional upon the satisfaction or waiver of the following conditions:

(a)	(Notification to OIO) the Buyers giving notice to the OIO regarding the Sale pursuant to section 85 of the OIA and receiving an unconditional direction order from the OIO authorising the Sale to proceed pursuant to section 88 of the OIA.

(b)	(BNZ release) BNZ’s Security Interest over the Shares being released.

(c)	(Loan Agreement) the Loan Agreement being duly executed by the Seller and the Company.

(d)	(Third party consents) the relevant Bendon Group Entity(s) receiving any change of control consents that are required to be obtained under the Material Contracts in respect of the Sale, to the satisfaction of the Seller and the Buyers in their absolute discretion.

(e)	(Independent Expert’s Report) the Seller receiving the Independent Expert’s Report.

(f)	(Shareholder approval) the requisite majority of the Non-Associated Shareholders approving the Sale, and any other associated steps, at a general meeting of members in accordance with Chapter 2E of the Corporations Act and any other law or regulation the Seller considers relevant (acting reasonably).

(g)	(Conflict of interest disclosures) all conflict of interest disclosures in respect of the Sale required by applicable law or regulations (including pursuant to the Nasdaq Listing Rules, section 140 of the NZ Companies Act and in the statutory registers of the Seller and the Bendon Group Entities (as applicable)) being duly made.

(h)	(FOH Services Agreement) the FOH Services Agreement being duly executed by the Company and FOH Online.

(i)	(Inventory confirmation) the Seller’s accountant conducting an independent confirmation of the Bendon Inventory and FOH Inventory, as at the Accounts Date, and confirming in writing to the Seller:

(i)	the actual value of the Bendon Inventory, to be adjusted for in accordance with clause 7.3; and

(ii)	that the FOH Inventory is present and accounted for.

(j)	(Material Adverse Change) no Material Adverse Change occurring in relation to a Bendon Group Entity.

(k)	(Consultant Service Agreement) the Consultant Service Agreement being duly executed by the Seller and an entity controlled by Mr Davis-Rice.

(l)	(Johnson Entitlements) the Johnson Entitlements being paid out in cash by the Seller in accordance with the terms of the Incentive Plan.

(m)	(Intercompany Debt forgiveness) the Deed of Debt Forgiveness being duly executed by the Seller and the relevant Bendon Group Entities.

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3.2	Obligations of parties in relation to Conditions

(a)	The Buyers and the Seller must use reasonable endeavours to ensure that the Conditions in clause 3.1 are satisfied as soon as practicable after the date of this agreement.

(b)	The Buyers and the Seller must each co-operate with each other and comply with all reasonable requests by the other for the purposes of procuring the satisfaction of any Condition and must not take any action which will hinder or prevent the satisfaction of any Condition.

3.3	Notice

Each party agrees to:

(a)	notify the other parties as soon as it becomes aware that the Condition has been satisfied, or has, or is likely to become, incapable of being satisfied; and

(b)	provide to the other parties as soon as practicable any documents or other reasonable evidence that evidences the satisfaction of the Condition, or that the Condition is incapable of being satisfied.

3.4	Waiver

(a)	The Conditions in clauses 3.1(a), 3.1(b), 3.1(c), 3.1(d), 3.1(f), 3.1(g), 3.1(h), 3.1(j) and 3.1(k):

(i)	are for the benefit of both the Buyers and the Seller; and

(ii)	may only be waived by both:

(A)	the Buyers giving notice in writing to the Seller; and

(B)	the Seller giving notice in writing to the Buyers.

(b)	The Conditions in clauses 3.1(e) and 3.1(i):

(i)	are for the benefit of the Seller; and

(ii)	may only be waived by the Seller giving notice in writing to the Buyers.

(c)	The Conditions in clause 3.1(l) and 3.1(m):

(i)	are for the benefit of the Buyers; and

(ii)	may only be waived by the Buyers giving notice in writing to the Seller.

(d)	Any waiver is effective only to the extent specified in that waiver.

3.5	Termination

The Buyers or the Seller may, by notice in writing to the other parties, terminate this document at any time before Completion if:

(a)	a Condition has become incapable of satisfaction and the Condition:

(i)	can be waived:

(A)	only if the party who wishes to terminate this document gives notice of the waiver in accordance with clause 3.4; or

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(B)	by a party or parties other than the party which wishes to terminate this document, and the party who wishes to terminate this document has given at least two Business Days’ notice to the other parties of its intention to terminate this document; and

(ii)	has not been waived in accordance with clause 3.4 at the time the notice of termination is given; or

(b)	the Conditions are not satisfied or waived by:

(i)	31 May 2021; or

(ii)	such other date as the Buyers and the Seller agree in writing.

4.	Conduct before Completion

4.1	Conduct of business

Between the date of this agreement and the earlier of Completion and termination of this agreement, except as expressly disclosed in, or permitted or contemplated by this agreement, the parties must use their reasonable endeavours to procure that:

(a)	the Business is conducted in the ordinary and usual course;

(b)	the Buyers and Seller are immediately informed of any Material Adverse Change affecting or likely to affect the Business, the Bendon Group Entities or the Shares;

(c)	the Bendon Group Entities do not create any further encumbrances over the assets of the Bendon Group Entities;

(d)	the Seller does not create any further encumbrances over the Shares;

(e)	each Bendon Group Entity does not:

(i)	reduce its share capital;

(ii)	allot or issue any securities or any loan capital convertible into securities;

(iii)	purchase, buys back, redeem, retire or acquire any such securities;

(iv)	create or permit to exist any Security Interest over any such securities (other than the Security Interest held by BNZ, which will subsist until released and discharged as contemplated at clause 3.1(b)); or

(v)	declare or pay a dividend, or make any other distribution of its profits;

(f)	the Bendon Group Entities do not enter into binding arrangements to incur any capital expenditure outside of the budget agreed between the Buyers and Seller;

(g)	the Bendon Group Entities do not dispose of any material assets; and

(h)	the Bendon Group Entities do not enter into, terminate or materially amend any Material Contract without the prior written consent of the Buyers.

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4.2	Compliance

(a)	Nothing in clause 4.1 restricts the Seller or Bendon Group Entities from doing anything:

(i)	to reasonably and prudently respond to an emergency or disaster (including a situation giving rise to a risk of personal injury or damage to property); or

(ii)	that is necessary for the Seller or Bendon Group Entities to meet its legal or contractual obligations (including obligations of confidentiality) owed to any third party or under any law.

(b)	In complying with its obligations under clause 4.1, the Seller is not required to do, to omit to do, or to allow to be done anything which would, in the Seller’s opinion:

(i)	unreasonably disrupt or impact on the Bendon Group Entities or the operation of any aspect of the Business; or

(ii)	materially prejudice the likelihood of Completion occurring.

4.3	Lease Security

(a)	The Seller has provided security to the landlords under certain Leases by way of bank guarantees, Seller guarantee or cash bonds (each a Lease Security).

(b)	The Buyers must use reasonable endeavours to (and must use reasonable endeavours to assist the Seller to) procure the:

(i)	release or the replacement of any Lease Security with effect from Completion; and

(ii)	repayment of any funds paid by the Seller under or in respect of the Lease Security.

(c)	Where a Lease Security is not capable of being released or replaced at Completion, the Buyers indemnify the Seller against any Loss suffered or incurred by the Seller after Completion arising out of or in connection with the relevant Lease Security.

4.4	Not conditions to Completion

The parties agree that:

(a)	none of the matters set out in this clause 4 will operate as a condition to Completion; and

(b)	no party may delay or prevent Completion occurring in connection with any of the matters set out in this clause 4.

5.	No Leakage

5.1	No Leakage

At Completion, the Seller warrants and represents (in respect of itself and on behalf of its Seller Group Members) to the Buyers that during the Locked Box Period:

(a)	no Leakage has occurred and neither it nor any of the Seller Group Members have received from any Bendon Group Entity any amount of Leakage or had the benefit of any Leakage;

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(b)	no arrangement or agreement has been made that will result in any Leakage; and

(c)	neither it nor any Seller Group Member has, in its capacity as a director or shareholder of any Bendon Group Entity, or by the giving of instructions to any director of any Bendon Group Entity, consented to or voted in favour of any Leakage.

5.2	Leakage Indemnity

The Seller indemnifies the Buyers against:

(a)	any and all Leakage that a Seller Group Member has received or had the benefit of during the Locked Box Period not otherwise allowed for between the Seller and the Buyers; and

(b)	without limiting clause 5.2(a), any breach of the warranty and representation given by the Seller under clause 5.1.

5.3	No limitations

(a)	Unless expressly stated otherwise in this agreement, the parties acknowledge and agree that none of the warranties, covenants or indemnities contained in this clause 5 are in any way qualified or limited by clauses 8 and 9.

(b)	The warranty given in clause 5.1 is separate and independent of any other warranty given under this agreement (including, for the avoidance of doubt, the Seller Warranties).

(c)	The Buyers acknowledge and agree that it will not be able to recover more than once under this agreement in respect of the same Loss or Liability arising from the same fact, matter, circumstance or event or other originating cause which might give rise to a Claim under this clause 5.

6.	Completion

6.1	Date and place for Completion

Completion must take place at the office of Gadens Lawyers, Level 20, MLC Centre, 19 Martin Place, Sydney New South Wales 2000 on or before 11.00am on the Completion Date, or any other time, date and place that the Buyers and Seller agree.

6.2	Notices

At least 5 Business Days before Completion, the Buyers must give the Seller a notice setting out details of:

(a)	the persons who will be appointed as the new directors of the Company and/or any other Bendon Group Entity from Completion together with their residential address and date and place of birth;

(b)	the persons who will be required to resign as directors of the Company and/or any other Bendon Group Entity;

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(c)	the proposed new registered office of the Company and/or any other Bendon Group Entity from Completion; and

(d)	the persons who will be given authority to operate any bank accounts of the Company and/or any other Bendon Group Entity, and any persons whose banking authority is to be revoked, from Completion.

6.3	Seller’s obligations at Completion

At Completion, the Seller must:

(a)	pay into an account nominated by the Buyers an amount equal to the Bendon Inventory Adjustment Amount; and

(b)	deliver to the Buyers (or as it may direct):

(i)	the Share Transfer Forms, duly signed by the Seller;

(ii)	a certificate from the Company that no share certificates have been issued in respect of the Shares, whether under section 95 of the NZ Companies Act or otherwise;

(iii)	a notice addressed to the Company, duly signed by the Seller, appointing as directors of the Company with effect from Completion the persons notified by the Buyers pursuant to clause 6.2(a), such notice to be given in accordance with clause 7.1(b) of the Company’s constitution (subject to those persons having delivered to the Seller a Form 9 Consent in respect of such appointment);

(iv)	written director resignations for the purposes of section 157 of the NZ Companies Act by the persons that the Buyers notify to the Seller under clause 6.2(b) are to resign as directors of the Company with effect on and from Completion, in agreed form and acknowledging that they have no claim for fees, salary or other entitlements against the Company;

(v)	a unanimous resolution in writing of the Board approving the change to the Company’s registered office to the address provided by the Buyers pursuant to clause 6.2(c) in accordance with section 187 of the NZ Companies Act;

(vi)	a special shareholder’s resolution and entitled person’s agreement of the Company, signed by the Seller for the purposes of sections 107(1)(e) and 122 of the NZ Companies Act, approving the Sale and the transactions contemplated under it;

(vii)	a certificate, signed by the Company’s director(s), in respect of the provision of any financial assistance in connection with the Sale and the transactions contemplated under it for the purposes of section 108(2) of the NZ Companies Act;

(viii)	list of all bank accounts maintained by the Company and/or any other Bendon Group Entity, together with signed forms to revoke Seller appointed banking authorities to those bank accounts; and

(ix)	the certificates of registration, constitutions, common seals, corporate keys (or equivalents), all statutory, minute and other record books and share certificate books of the Company and any other Bendon Group Entity.

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6.4	Buyers’ obligations at Completion

At Completion, the Buyers must:

(a)	pay into an account nominated by the Seller an amount equal to the Completion Payment; and

(b)	deliver to the Seller:

(i)	the Share Transfer Forms, duly signed by the Buyers;

(ii)	a Form 9 Consent duly signed by each person notified to the Seller under clause 6.2(a) as a director of the Company from Completion.

6.5	Interdependence

(a)	The obligations of the Buyers and the Seller under this clause 6 are interdependent.

(b)	Unless otherwise stated, all actions required to be performed by a party at Completion are taken to have occurred simultaneously on the Completion Date.

(c)	Completion will not occur unless all of the obligations of the Buyers and the Seller to be performed at Completion under this clause 5 are complied with and are fully effective. If one action does not take place, then without prejudice to any rights available to any party as a consequence:

(i)	there is no obligation on any party to undertake or perform any of the other actions;

(ii)	to the extent that such actions have already been undertaken, the parties must do everything reasonably required to reverse those actions; and

(iii)	the Seller and the Buyers must each return to the other all documents delivered to them, and must each repay to the other all payments received by it, under clauses 6.2, 6.3 and 6.4, without prejudice to any other rights any party may have in respect of that failure.

(d)	The Buyers may, in their sole discretion, waive any or all of the actions that the Seller is required to perform under clause 6.3 and the Seller may, in its sole discretion, waive any or all of the actions that the Buyers are required to perform under clause 6.4.

7.	Adjustments to Completion Payment

7.1	Completion Statement

The Buyers must no later than 30 Business Days after Completion prepare and give to the Seller the draft Completion Statements.

7.2	Basis of preparation

The Completion Statements must be prepared by the Buyers in order of priority:

(a)	prepared in accordance with the Accounting Policies;

(b)	in the same form and on the same basis as the Accounts were prepared; and

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(c)	to the extent that the treatment of an item is not dealt with under clause 7.2(a), in accordance with the Accounting Standards,

and must set out the Buyers’ calculation of the Adjustment Amount.

7.3	Payment of the Bendon Inventory Adjustment Amount

The Purchase Price is contingent on the value of the Bendon Inventory specified in the Pro-Forma Balance Sheet. If the value of the Bendon Inventory notified by the Seller’s accountant in accordance with clause 3.1(i) is:

(a)	equal to that specified in the Pro-Forma Balance Sheet, no adjustment to the Purchase Price will be made;

(b)	greater than that specified in the Pro-Forma Balance Sheet, an adjustment to the Purchase Price in favour of the Seller must be made; or

(c)	less than that specified in the Pro-Forma Balance Sheet, an adjustment to the Purchase Price in favour of the Buyers must be made, provided the quantum of any such adjustment does not exceed the Maximum Inventory Adjustment,

(Bendon Inventory Adjustment Amount).

7.4	Review of Completion Statement

(a)	If the Seller does not dispute, by the provision of a written Dispute Notice (as defined below) under clause 7.5, the Completion Statements within 30 Business Days after the date on which the Seller is given a copy of the draft Completion Statements (Final Objection Date), those accounts, and the calculation of the Adjustment Amount, will be taken to be the final Completion Statements and the Adjustment Amount and will be binding on the parties.

(b)	If the Seller disputes, by the provision of a written Dispute Notice under clause 7.5, the Completion Statements before the Final Objection Date, the dispute will be determined in accordance with clause 7.5.

7.5	Dispute resolution procedure

(a)	For the Seller to dispute the Completion Statement, the Seller must give the Buyers a written notice (Dispute Notice) before the Final Objection Date setting out:

(i)	reasonable details of each matter in dispute;

(ii)	the reasons why each matter is disputed; and

(iii)	its calculation of the Adjustment Amount.

(b)	Within 30 Business Days of the Seller giving the Buyers a Dispute Notice, the Buyers must give the Seller a response in writing on the disputed matters (Response).

(c)	If the dispute has not been resolved within 30 Business Days of the Buyers giving the Response to the Seller, the dispute must promptly be submitted for determination to the Independent Accountant to determine the matter or matters in dispute.

(d)	The Independent Accountant must be agreed by the Seller and the Buyers. If the Seller and the Buyers cannot agree the Independent Accountant within ten Business Days of the expiry of the period in clause 7.5(c) then the Independent Accountant will be nominated, at the request of the first of the Seller or the Buyers, by the President of the Resolution Institute.

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(e)	The disputed matters must be referred, by either party, to the Independent Accountant by written submission which must include the draft Completion Statement, the Dispute Notice, the Response and an extract of the relevant provisions of this agreement. The Independent Accountant must be instructed to finish its determination no later than 20 Business Days after its receipt of those written submissions (or another period agreed in writing by the Seller and the Buyers). Any information provided by one party to the Independent Accountant must be provided to the other party at the same time as it is provided to the Independent Accountant.

(f)	Each party will be entitled to make such written submissions as it deems fit. However, it must do so no later than 5 Business Days after:

(i)	if the submissions are not in response to or connected with a matter raised by the Independent Accountant or the other party with the Independent Accountant, the latter of the information provided under clause 7.5(e) being provided to the Independent Accountant or, if the party making the submissions under this clause is a party that received the submissions under clause 7.5(e), receipt of those submissions;

(ii)	if the submissions are in response to or connected with a matter raised by the Independent Accountant, the matter is raised by the Independent Accountant (unless it is raised within 5 Business Days of the expiration of the period stated in clause 7.5(e) in which case it must be provided as soon as practicable and, in any event, before the expiration of the period stated in clause 7.5(e)); or

(iii)	if the submissions are in response to or connected with a matter raised by the other party with the Independent Accountant, the matter is raised by the other party with the Independent Accountant (unless it is raised within 5 Business Days of expiration of the period stated in clause 7.5(e) in which case it must be provided as soon as practicable and, in any event, before the expiration of the period stated in clause 7.5(e)), provided that any submission made to the Independent Accountant is provided to the other party at the same time as it is provided to the Independent Accountant.

(g)	The parties must promptly supply the Independent Accountant with any information, assistance and cooperation requested in writing by the Independent Accountant in connection with its determination. All correspondence between the Independent Accountant and a party must be copied to the other parties.

(h)	The Independent Accountant acts as an expert and not as an arbitrator and must resolve the matters raised in the Dispute Notice and the Response:

(i)	having regard to the terms of this agreement (including the Accounting Policies);

(ii)	according to whatever procedures the Independent Accountant decides, in the Independent Accountant’s absolute discretion, but subject to the requirements of procedural fairness; and

(iii)	exercising the Independent Accountant’s own skill, judgment and experience.

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(i)	The Independent Accountant’s written determination will be final and binding on the parties in the absence of manifest error and the Completion Statement, and calculation of the Adjustment Amount, will be deemed to be amended accordingly and will be taken to comprise the final Completion Statements and Adjustment Amount.

7.6	Costs

The costs of the Independent Accountant will be borne equally by the Seller and the Buyers.

7.7	Payment of the Adjustment Amount

Within 15 Business Days of the Adjustment Amount being finalised under this clause 7:

(a)	if the Adjustment Amount is positive, the Buyers must pay to the Seller the amount of the Adjustment Amount, in their Respective Proportions;

(b)	if the Adjustment Amount is nil, no adjustment payment is made; or

(c)	if the Adjustment Amount is negative, the Seller must pay to the Buyers the amount of the Adjustment Amount, in their Respective Proportions.

8.	Seller Warranties

8.1	Giving of Seller Warranties

(a)	The Seller:

(i)	warrants to the Buyers that each of the Seller Warranties is true and accurate as at the date of this agreement and will be true and accurate as at the Completion Date;

(ii)	acknowledges that the Buyers have entered into this agreement in reliance on the Seller Warranties; and

(iii)	subject to the limitations in clause 9, indemnifies the Buyers in respect of Loss suffered by the Buyers arising from a breach of a Seller Warranty.

(b)	Each Seller Warranty must be construed independently and is not limited by reference to another Seller Warranty or any other provision of this agreement.

(c)	The Seller Warranties survive Completion.

8.2	Matters disclosed by Seller

The Seller Warranties and the Seller Indemnities are given subject to and are qualified by, and the liability of the Seller in respect of any breach of any Seller Warranty will be reduced or extinguished (as the case may be) to the extent that the breach arises in connection with:

(a)	the transactions contemplated by or authorised by this agreement;

(b)	any matters or information which has been Fairly Disclosed to the Buyers in writing;

(c)	anything within the Knowledge of the Buyers; or

(d)	any information or matters that would have been disclosed to the Buyers had the Buyers conducted searches before the date of this agreement of records open to public inspection maintained by:

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(i)	ASIC, ASX, NASDAQ, IP Australia, the Australian Financial Security Authority, the Titles Office in any state or territory of Australia, the High Court, the Federal Court and the Supreme Courts in any state or territory of Australia; and

(ii)	the New Zealand Companies Office, the New Zealand Personal Property Securities Register, Land Information New Zealand, and the High Court, Court of Appeal and Supreme Court of New Zealand.

8.3	Matters disclosed by Buyers

The Buyer Warranties and Guarantor Warranties and the Buyer Indemnity and Guarantor Indemnity are given subject to and are qualified by, and the liability of the Buyers and Guarantors in respect of any breach of any such warranty will be reduced or extinguished (as the case may be) to the extent that the breach arises in connection with:

(a)	the transactions contemplated by or authorised by this agreement;

(b)	any matters or information which has been Fairly Disclosed to the Seller in writing;

(c)	anything within the Knowledge of the Seller; or

(d)	any information or matters that would have been disclosed to the Seller had the Seller conducted searches before the date of this agreement of records open to public inspection maintained by:

(i)	ASIC, ASX, NASDAQ, IP Australia, the Australian Financial Security Authority, the Titles Office in any state or territory of Australia, the High Court, the Federal Court and the Supreme Courts in any state or territory of Australia; and

(ii)	the New Zealand Companies Office, the New Zealand Personal Property Securities Register, Land Information New Zealand, and the High Court, Court of Appeal and Supreme Court of New Zealand.

9.	Limitations on liability and Third Party Claims

9.1	No liability

The Seller is not liable to the Buyers for any Claim or Loss under this agreement:

(a)	to the extent that the Buyers or a Bendon Group Entity recovers any amount in respect of the Claim or Loss or from the circumstances out of which the Claim or Loss arises (net of costs of the recovery) from any third party (including under any insurance policy);

(b)	if the liability for that Claim or Loss is a contingent liability, unless and until the liability is an actual liability and is due and payable; or

(c)	if the Company (or substantially all of the assets of the Company) has been sold by the Buyers, or the Buyers are no longer the economic beneficiaries of the Company (or substantially all of the assets of the Company).

9.2	Indirect or consequential loss

To the maximum extent permitted by law, no party is liable for any Loss under or in connection with this agreement:

(a)	which does not arise naturally or in the usual course of things from that breach; or

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(b)	which constitutes, or arises from or in connection with, a loss of profit or opportunity, loss of goodwill or loss of business reputation, even if such loss arises naturally or in the usual course of things from that breach.

9.3	Tax, Duty or other benefit

In calculating the Loss of any party, the Loss must be reduced by any benefit (including any Tax Relief) obtainable by such party or a Related Body Corporate of such party arising directly or indirectly from the subject matter of that Claim.

9.4	No inducement by the Seller

The Buyers acknowledge that, in considering whether or not to make an offer for the Shares and in proceeding to engage in due diligence enquiries, it did so on the basis that all the information it received from or on behalf of the Seller concerning the Company and Bendon Group Entities and its business expressly excluded any reliance on information given to the Buyers or statements or representations of the Seller, other than the Seller Warranties. The Buyers acknowledge, represent and warrant to the Seller that:

(a)	in conducting its due diligence and in entering into this agreement and proceeding to Completion, it did not rely and is not relying on any statement, representation, warranty, forecast, opinion or statement of belief made by or on behalf of the Seller or the Company or their respective representatives or on any other conduct engaged in by the Seller or the Company or their representatives, other than the Seller Warranties;

(b)	it understands the risks and uncertainties of the industry in which the Business operates and the general economic, regulatory and other risks that impact on or could impact on the Business, its results, operations, financial position and prospects;

(c)	any estimates, budgets or forecasts made, or opinion expressed, in relation to the financial position or prospects of the Company, Bendon Group Entities and/or the Business (whether written or oral) were made or expressed to and accepted by the Buyers, and this agreement is entered into, on the basis and condition that, except as provided for in the Seller Warranties:

(i)	neither the Seller nor its representatives have made nor makes any representation or warranty as to the accuracy or completeness of such estimate, budget, forecast or expression of opinion or that any such estimate, budget, forecast or expression of opinion will be achieved; and

(ii)	neither the Seller nor its representatives will be liable to the Buyers or its representatives in the event that, for whatever reason, such estimate, budget, forecast or expression of opinion is or becomes inaccurate, incomplete or misleading in any respect; and

(d)	the disclosures regarding the Company, Bendon Group Entities and Business (including, the information, forecasts and statements of intent) are accepted by the Buyers and the Buyers agree that neither the Seller nor its Officers, agents, employees or advisers has made or makes any representation or warranty as to the accuracy or completeness of those disclosures or that information.

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9.5	Exclusion of warranties and statutory actions

Each party agrees that:

(a)	subject to any law to the contrary and except as provided in the Warranties, all guarantees, warranties, representations or other terms and conditions relating to this agreement or its subject matter (whether express, implied, written, oral, collateral, statutory or otherwise), not expressly contained in this agreement, are excluded to the maximum extent permitted by law and, to the extent that they cannot be excluded, each other party disclaims all liability in relation to them to the maximum extent permitted by law; and

(b)	to the maximum extent permitted by law, it will not make and waive any right it may have to make any Claim against each other party under the Australian Consumer Law (including sections 4, 18 and 29 of the Australian Consumer Law), the Corporations Act (including section 1041H of that Act), the Australian Securities and Investments Commission Act 2001 (Cth) or the corresponding provision of any other federal, state or territory legislation, or a similar provision under any applicable law, for any act or omission concerning the transactions contemplated by this agreement or for any statement or representation concerning any of those things.

9.6	Notice and time limits on Buyer Claims

(a)	The Buyers must notify the Seller of any Claim they have against the Seller under this agreement (including any Claim for breach of any Seller Warranty or Leakage Warranty, or Claim under a Seller Indemnity), setting out reasonable details of the facts, matters or circumstances giving rise to the breach and the nature of the breach as soon as practicable, and in any event within 20 Business Days, after it becomes aware of it.

(b)	The Buyers may not make, and the Seller is not liable for any, Claim for a breach of a Seller Warranty or Leakage Warranty, or under a Seller Indemnity, unless reasonable details of the Claim have been notified to the Seller, on or before the date that is 24 months after the Completion Date.

(c)	A Claim will not be enforceable against the Seller and is to be taken for all purposes to have been withdrawn unless legal proceedings in connection with the Claim are commenced within 12 months after the Seller is notified under clause 9.6(b).

9.7	Notice and time limits on Seller Claims

(a)	The Seller must notify the Buyers, Company and/or Guarantors of any Claim they have against the Buyers, Company and/or Guarantors under this agreement (including any Claim for breach of any Buyer Warranty or Guarantor Warranty, or Claim under a Buyer Indemnity, Company Indemnity or Guarantor Indemnity), setting out reasonable details of the facts, matters or circumstances giving rise to the breach and the nature of the breach as soon as practicable, and in any event within 20 Business Days, after it becomes aware of it.

(b)	Other than in relation to a Claim under or in connection with a breach of clause 13, the Seller may not make, and the Buyers, Company and/or Guarantors are not liable for any, Claim for a breach of a Buyer Warranty or Guarantor Warranty, or under a Buyer Indemnity, Company Indemnity or Guarantor Indemnity, unless reasonable details of the Claim have been notified to the Buyers, Company and/or Guarantors, on or before the date that is 24 months after the Completion Date.

(c)	Other than in relation to a Claim under or in connection with a breach of clause 13, a Claim will not be enforceable against the Buyers, Company and/or Guarantors and is to be taken for all purposes to have been withdrawn unless legal proceedings in connection with the Claim are commenced within 12 months after the Buyers, Company and/or Guarantors are notified under clause 9.7(b).

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9.8	Minimum liability

No party to this agreement is liable for any Claim for a breach of Warranty unless and until the amount finally agreed or determined to be payable in respect of that Claim exceeds $50,000.

9.9	Maximum liability

(a)	The Seller’s total liability for Loss arising in respect of all Claims for breach of a Seller Warranty or under a Seller Indemnity or arising in contract, tort (including negligence), under any statute or otherwise from or relating to a breach of a Seller Warranty or Seller Indemnity in any way is limited in aggregate for any and all Claims to $5,000,000.

(b)	Other than in relation to a Claim under or in connection with a breach of clause 13, the total liability of the Buyers, Company and Guarantors for Loss arising in respect of all Claims for breach of a Buyer Warranty or Guarantor Warranty, or under a Buyer Indemnity, Company Indemnity or Guarantor Indemnity, or arising in contract, tort (including negligence), under any statute or otherwise from or relating to a breach of a Buyer Warranty or Guarantor Warranty, or Buyer Indemnity, Company Indemnity or Guarantor Indemnity, in any way is limited in aggregate for any and all Claims to $5,000,000.

9.10	No double recovery

No party is entitled to recover or obtain payment, reimbursement, restitution or indemnity more than once in respect of any one Loss under or in connection with this agreement.

9.11	Disclosure regarding Third Party Claims

(a)	The Buyers must promptly (and in any event within 5 Business Days) notify the Seller if:

(i)	a Third Party Claim is made against the Company; or

(ii)	the Buyer becomes aware of any events, matters or circumstances (including any potential threatened Third Party Claim against the Company) that may give rise to a Claim against the Seller.

(b)	The Buyers must include in a notice given under clause 9.11(a) all relevant details (including the amount) then known to the Buyers or the Company of:

(i)	the Third Party Claim; and

(ii)	the events, matters or circumstances giving rise or which may give rise to the Claim (as appropriate).

(c)	The Buyers must also include in a notice given under clause 9.11(a) an extract of:

(i)	any part of a Demand that identifies the liability or amount to which the Claim relates or other evidence of the amount of the Demand to which the Claim relates; and

(ii)	if available or relevant, any corresponding part of any adjustment sheet or other explanatory material issued by a Government Agency that specifies the basis for the Demand to which the Claim relates or other evidence of that basis.

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(d)	The Buyers must provide a copy of any document referred to in clause 9.11(c) to the Seller as soon as practicable and, in any event, within 5 Business Days after the receipt of that document by the Buyers or the Company (as the case may be).

(e)	The Buyers must also, on an on-going basis, keep the Seller informed of all developments in relation to the Claim notified under clause 9.11(a).

9.12	Conduct in respect of Third Party Claims

(a)	The Buyers must not:

(i)	accept, compromise or pay;

(ii)	agree to arbitrate, compromise or settle; or

(iii)	make any admission or take any action in relation to,

a Third Party Claim without consulting the Seller.

(b)	Following receipt of a notice in respect of a Claim which arises from or involves a Third Party Claim, the Seller may, by written notice to the Buyers, assume the conduct of the defence of the Third Party Claim.

(c)	If the Seller advises the Buyers that the Seller wishes to assume the conduct of the defence of the Third Party Claim:

(i)	provided that the Seller provides the Buyers with an indemnity against all Losses which the Buyers reasonably incur as a result of the Seller assuming conduct of the defence (other than Loss for the Third Party Claim itself), the Buyers must take, and procure that the Company takes, all action reasonably requested by the Seller to avoid, contest, compromise or defend the Third Party Claim, including:

(A)	providing access to witnesses and documentary or other evidence within the control of the Buyers or the Company;

(B)	allowing the Seller and its legal advisers to inspect and take copies of all relevant books, records, files and documents; and

(C)	providing the Seller with reasonable access to the personnel, premises and chattels of or under the control of the Buyers or the Company; and

(ii)	in conducting any proceedings or actions in respect of that Third Party Claim, the Seller must:

(A)	act in good faith;

(B)	liaise with the Buyers in relation to the defence of the Third Party Claim; and

(C)	provide the Buyers with reasonable access to a copy of any notice, correspondence or other document relating to the Third Party Claim.

(d)	If the Seller advises the Buyers that the Seller does not wish to assume the conduct of the defence of the Third Party Claim, then the Buyers must:

(i)	act in good faith;

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(ii)	liaise with the Seller in relation to the defence of the Third Party Claim; and

(iii)	provide the Seller with reasonable access to a copy of any notice, correspondence or other document relating to the Third Party Claim,

and must, at all times, strictly comply with clause 9.11.

9.13	Recovery

Where the Buyers or a Bendon Group Entity is or may be entitled to recover from some other person any sum in respect of any matter or event which is the subject of a Claim against the Seller, the Buyers must co-operate with the Seller and:

(a)	use its best endeavours to recover that sum or assist the Bendon Group Entity to recover that sum (and must procure that its nominee directors on the board of the Bendon Group Entity use their best endeavours to recover that sum) before making the Claim against the Seller;

(b)	use its best endeavours to keep the Seller at all times fully and promptly informed of the conduct of such recovery; and

(c)	reduce the amount of the Claim to the extent that sums are recovered.

If the recovery is delayed until after the Claim has been paid by the Seller to the Buyers, the recovered sum will be paid to the Seller (up to the amount of the Claim paid by it).

9.14	Insured Claim or loss

(a)	The Seller will not be liable for any Claim under or in relation to or arising out of this agreement including a breach of any Seller Warranty that the Buyers or a member of the Buyer Group is or would be but for this clause 9.14, entitled to recover or be compensated for by any other means or from another source, whether by way of contract, indemnity or otherwise (including under a policy of insurance). In this clause 9.14 reference to entitlement to recover under a policy of insurance includes an entitlement that would have existed but for any change in the terms of insurance of a Bendon Group Entity since Completion. The Buyers undertake to notify its insurers of this clause 9.14.

(b)	If, after the Seller has made a payment in respect of a Claim, the Buyers or a member of the Buyer Group or the Company recovers or is compensated for by any other means, any Loss that gave rise to the Claim, the Buyers must immediately pay to the Seller, as an increase in the Purchase Price, the lessor of:

(i)	the amount of the Loss that was recovered or compensated for; and

(ii)	the amount paid by the Seller in respect of the Claim

9.15	Duty to mitigate

Each party is under a duty to mitigate its Loss in relation to any Claim and a party’s liability in respect of any breach of any Warranty or in respect of the Indemnities will be reduced or extinguished (as the case may be) to the extent that the other party has failed to mitigate their Loss.

9.16	No action against Officers and employees

(a)	The Buyers waive and must procure that each Buyer Group Member waives all rights and Claims that it may have personally against the current and former Officers and employees of the Seller and Bendon Group Entities in relation to any matter arising directly or indirectly in connection with this agreement or the Sale except to the extent:

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(i)	that those rights or Claims arise out of the fraud, wilful misconduct or wilful default of a current or former Officer or employee of the Seller or the Company; or

(ii)	a person referred to in clause paragraph 9.16(a) is also a Seller, in which case this clause does not apply to that person to the extent of their capacity as a Seller.

(b)	The parties acknowledge and agree that:

(i)	the Seller has sought and obtained this waiver as agent for and on behalf of its and the Bendon Group Entities’ current and former Officers and employees and holds the benefit of this clause 9.16 on their behalf; and

(ii)	the provisions of this clause 9.16 may be enforced by the Seller on behalf of and for the benefit of its and the Bendon Group Entities’ current and former Officers and employees and those persons may plead this clause 9.16 in answer to any Claim made by a Buyer Group Member against them.

9.17	Reduction in Purchase Price

If payment is made for a breach of a Seller Warranty or under a Seller Indemnity, the payment is to be treated as a reduction in the Purchase Price.

9.18	Independent limitations

Each qualification and limitation in this clause 9 is to be construed independently of the others and is not limited by any other qualification or limitation.

9.19	Damages only remedy

If any of the Warranties are incorrect, untrue or misleading, a party’s only remedy is in damages and no party may rescind, terminate or revoke this agreement.

9.20	Fraud

None of the limitations on the liability of a party set out in this clause 9 apply to any Claim to the extent that the Claim arises from fraud on the part of that party.

10.	Buyer Warranties

10.1	Buyer Warranties

The Buyers joint and severally represent and warrant to the Seller that each of the following statements is true and accurate on the date of this agreement and will be true and accurate as at the Completion Date:

(a)	it is duly incorporated and validly exists under the law of its place of incorporation;

(b)	the execution and delivery of this agreement has been properly authorised by all necessary corporate action of the Buyer;

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(c)	it has full power and lawful authority to execute and deliver this agreement and to consummate and perform or cause to be performed its obligations under this agreement;

(d)	this agreement constitutes a legal, valid and binding obligation of the Buyer enforceable in accordance with its terms;

(e)	the execution, delivery and performance by the Buyer of this agreement does not or will not (with or without the lapse of time, the giving of notice or both) contravene, conflict with or result in a breach of or default under:

(i)	any provision of the constitution of the Buyer;

(ii)	any material term or provision of any security arrangement (including any Security Interest), undertaking, agreement or deed to which it is bound;

(iii)	any writ, order or injunction, judgement, or law to which it is a party or is subject or by which it is bound;

(f)	no Insolvency Event has occurred in relation to the Buyer;

(g)	so far as it is aware, there are no facts, matters or circumstances which give any person the right to apply to liquidate or wind up the Buyer;

(h)	as at the date of this agreement it has not already formulated an intention to make a Claim for beach of a Seller Warranty;

(i)	as at the date of this agreement having made reasonable enquiries it does not presently have actual knowledge of any circumstances which it believes may entitle it to make a Claim for breach of a Seller Warranty;

(j)	the Buyer has available cash resources which will be sufficient to discharge all of its obligations arising under this agreement;

(a)	the Buyer was validly appointed as trustee in accordance with the terms of the Trust Deed;

(b)	the Buyer has taken all actions necessary under the Trust Deed for it to facilitate the transactions contemplated by this agreement;

(c)	the Buyer is not in default under the terms of the Trust Deed and has no notice of any circumstances which will or are reasonably likely to lead to the removal of the Buyer as trustee; and

(k)	the Buyer has not been removed from the office of trustee nor ceased to act and no additional trustee has been appointed.

10.2	Reliance

The Buyers acknowledge that the Seller has entered into this agreement in reliance on the Buyer Warranties.

10.3	Independent Buyer Warranties

Each Buyer Warranty must be construed independently and is not limited by reference to another Buyer Warranty.

10.4	Survival

The Buyer Warranties survive Completion.

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10.5	Buyer Indemnity

Subject to the limitations in clause 8.3 and 9, the Buyers each severally indemnify the Seller against any Loss that the Seller may incur to the extent caused by any breach of the Buyer Warranties, in their Respective Proportions.

11.	Guarantor Warranties

11.1	Guarantor Warranties

The Guarantors severally represent and warrant to the Seller that each of the following statements is true and accurate on the date of this agreement and will be true and accurate as at the Completion Date, except as Fairly Disclosed to the Seller:

(a)	they have not knowingly withheld any information, nor are they aware of any fact, matter or circumstance, in either case, which would be material to the Seller’s decision to proceed with the Sale on the terms outlined in this agreement; and

(b)	they have fully complied with the Transaction Protocols in all material respects and they are not aware of any breach of the Transaction Protocols.

11.2	Reliance

The Guarantors acknowledge that the Seller has entered into this agreement in reliance on the Guarantor Warranties.

11.3	Independent Guarantor Warranties

Each Guarantor Warranty must be construed independently and is not limited by reference to another Guarantor Warranty.

11.4	Survival

The Guarantor Warranties survive Completion.

11.5	Guarantor Indemnity

Subject to the limitations in clause 8.3 and 9, the Guarantors each severally indemnify the Seller against any Loss that the Seller may incur to the extent caused by any breach of the Guarantor Warranties, in their Respective Proportions.

12.	Conduct after Completion

12.1	Access to records by the Seller

(a)	The Buyers must procure that all Business Records are preserved until the later of:

(i)	6 years from the Completion Date; and

(ii)	any date required by an applicable law.

(b)	After Completion, the Buyers must, on reasonable notice from the Seller, provide the Seller and its advisers with full access:

(i)	to the Business Records and allow the Seller to inspect and obtain copies or certified copies of the Business Records at the Seller’s expense; and

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(ii)	during normal business hours to the personnel and premises of the Bendon Group Entities,

for the purpose of assisting the Seller and their related bodies corporate to:

(iii)	prepare Tax Returns, accounts and other financial statements;

(iv)	discharge statutory obligations;

(v)	comply with Tax, Duty or other legal requirements; or

(vi)	conduct legal or arbitration proceedings.

(c)	The Seller must reimburse the Buyers for their reasonable costs in retrieving any Business Records and making personnel and premises available under this clause 12.1.

(d)	The Buyers are not obliged to waive legal professional privilege. The Seller must comply with any reasonable steps requested by the Buyers to preserve legal professional privilege and confidentiality.

(e)	Subject to clause 12.1(d), the Buyers agree that the Seller may retain copies of any Business Records that it may require to enable it to comply with any applicable law after the Completion Date.

12.2	Post-Completion notices

Each party must immediately give to the other party all payments, notices, correspondence, information or enquiries in relation to the Bendon Group Entities which it receives after Completion and which belong to the other party.

12.3	Undertakings after Completion

The Buyers and Guarantors undertake to not, and procure that the Buyer Group and each Bendon Group Entity does not, undertake a Restructure for the period from Completion up to and including 1 July 2024, which may or is likely to directly or indirectly prejudice the Seller’s economic rights under clause 13, 14 and 15, without the prior written consent of the Seller.

13.	Profit share and Exit Event

13.1	Profit share

(a)	The Buyers (in their Respective Proportion) must pay to the Seller a share of the Net Profits of the Bendon Group Entities for the three years following Completion, specifically:

(i)	for the 12 month period commencing on 1 July 2021, 30% of Net Profits;

(ii)	for the 12 month period commencing on 1 July 2022, 20% of Net Profits; and

(iii)	for the 12 month period commencing on 1 July 2023, 10% of Net Profits.

(b)	Net Profits are calculated on a cumulative basis so that any losses from the first or second PS Reporting Period are offset against any profits in a subsequent year.

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(c)	Within 2 Business Days after the accounts have been finalised for each PS Reporting Period, the Buyers must notify the Seller of its entitlement to Net Profits over the PS Reporting Period and provide the Seller with all information and materials reasonably necessary for the Seller to verify its entitlement.

(d)	If the Seller disagrees with the Buyers’ calculation of its entitlement, the parties agree to submit to the dispute resolution principals and procedures outlined in clause 7.5.

(e)	If the Seller agrees with the Buyers’ calculation of its entitlement, it must confirm in writing and the Buyers must pay the entitlement within 10 Business Days of such confirmation.

13.2	Exit Event

(a)	In the event that the Buyers or Guarantors enter into any contract, arrangement, agreement or understanding in relation to an Exit Event, the Buyers or Guarantors (as relevant) will pay in their Respective Proportions to the Seller an amount equal to:

(i)	for the period from Completion up to and including the first anniversary of Completion, 75% of Net Proceeds;

(ii)	for the period from the first anniversary of Completion up to and including the second anniversary of Completion, 50% of Net Proceeds; or

(iii)	for the period from the second anniversary of Completion up to and including the third anniversary of Completion, 25% of Net Proceeds.

(b)	On occurrence of an Exit Event, the Guarantors must immediately notify the Seller of its entitlement under clause 13.2(a) and provide the Seller with all information and materials reasonably necessary for the Seller to verify its entitlement.

(c)	If the Seller disagrees with the Buyers’ calculation of its entitlement, the parties agree to submit to the dispute resolution principals and procedures outlined in clause 7.5.

(d)	If the Seller agrees with the Buyers’ calculation of its entitlement, it must confirm in writing and, on receipt of any payment in respect of the Exit Event (including any deferred or contingent payment(s)), the Buyers or Guarantors (as relevant) must pay or procure the payment of the Seller’s entitlement within 10 Business Days.

14.	Guarantee by Guarantors

14.1	Guarantee and indemnity

For valuable consideration and in order to induce the Seller to enter into this agreement, the Guarantors, jointly and severally, unconditionally and irrevocably guarantee to the Seller, on demand, the due and punctual performance by the Buyers of all their obligations (including present and future) under clauses 3, 4, 6, 7 and 13 of this agreement (Personally Guaranteed Provisions) and the payment of all present and future Liabilities of the Buyers and must on demand from the Seller perform such obligations or pay such Liabilities.

14.2	Principal obligations

The obligations of the Guarantors under this clause 14:

(a)	are principal obligations of the Guarantors and not ancillary or collateral to any other right or obligation; and

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(b)	extend to cover this agreement as amended, varied or replaced, whether with or without the consent of the Guarantors.

14.3	Continuity

This clause 14 is a continuing guarantee and indemnity and remains in full force and effect for so long as the Buyers have any Liability or obligation to the Seller under the Personally Guaranteed Provisions and until all those Liabilities and obligations are fully discharged.

14.4	Liability unaffected by other events

The Liability of the Guarantors under this clause 14 is not affected by:

(a)	(to the extent permitted by law) any principle of law or equity which might otherwise reduce or limit in any way the Liability of the Guarantors under this clause 14;

(b)	the grant to the Buyers or any other person of any time, waiver or other indulgence or concession;

(c)	the discharge or release of the Buyers by the Seller from any Liability or obligation;

(d)	any transaction or arrangement that may take place between the Buyers and the Seller or any other person;

(e)	the occurrence of an Insolvency Event in relation to the Buyers or any other person;

(f)	the Buyers exercising or refraining from exercising its rights under any security or any other rights, powers or remedies against the Seller or any other person;

(g)	the amendment, replacement, extinguishment, unenforceability, failure, loss, release, discharge, abandonment or transfer (whether in whole or in part and with or without consideration) of any security now or in the future held by the Seller from the Buyers or any other person or by the taking of or failure to take any security;

(h)	any failure, omission or delay by the Seller to give notice to the Buyers of any default by the Buyers or any other person under this agreement; and

(i)	any legal limitation, disability, incapacity or other circumstances related to the Seller or any other person.

14.5	No waiver and remedies cumulative

(a)	No failure by the Seller to exercise, and no delay in exercising, any right, power or remedy under this agreement will operate as a waiver, nor will any single or partial exercise by the Seller of any right, power or remedy preclude any other or further exercise of that or any other right, power or remedy.

(b)	The rights, powers and remedies provided to the Seller in this clause 14 are cumulative and not exclusive of any rights, powers or remedies provided at law or in equity or by any document.

14.6	No set off

The Guarantors have no right to set off, deduct or withhold any moneys which it is liable to pay to the Seller under this clause 14 against any moneys which the Seller is liable to pay to the Buyers whether under this agreement or otherwise.

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14.7	Enforcement

(a)	For the avoidance of doubt, the Seller may enforce this guarantee before exercising any of its rights to claim the relevant Liability from the Buyers.

(b)	Nothing in this clause 14 affects the Seller’s other rights under this agreement.

15.	Company Guarantee

15.1	Guarantee and indemnity

On and from Completion, and in order to induce the Seller to enter into this agreement, the Company, unconditionally and irrevocably guarantees to the Seller, on demand, the due and punctual performance by the Buyers of all their obligations (including present and future) under this agreement (other than those in clauses 3, 4, 6, 7 and 13) (Bendon Guaranteed Provisions) and the payment of all present and future Liabilities of the Buyers and must on demand from the Seller perform such obligations or pay such Liabilities.

15.2	Principal obligations

The obligations of the Company under this clause 15:

(a)	are principal obligations of the Company and not ancillary or collateral to any other right or obligation; and

(b)	extend to cover this agreement as amended, varied or replaced, whether with or without the consent of the Company.

15.3	Continuity

This clause 15 is a continuing guarantee and indemnity and remains in full force and effect for so long as the Buyers has any Liability or obligation to the Seller under the Bendon Guaranteed Provisions and until all those Liabilities and obligations are fully discharged.

15.4	Liability unaffected by other events

The Liability of the Company under this clause 15 is not affected by:

(a)	(to the extent permitted by law) any principle of law or equity which might otherwise reduce or limit in any way the Liability of the Company under this clause 15;

(b)	the grant to the Buyers or any other person of any time, waiver or other indulgence or concession;

(c)	the discharge or release of the Buyers by the Seller from any Liability or obligation;

(d)	any transaction or arrangement that may take place between the Buyers and the Seller or any other person;

(e)	the occurrence of an Insolvency Event in relation to the Buyers or any other person;

(f)	the Buyers exercising or refraining from exercising its rights under any security or any other rights, powers or remedies against the Seller or any other person;

(g)	the amendment, replacement, extinguishment, unenforceability, failure, loss, release, discharge, abandonment or transfer (whether in whole or in part and with or without consideration) of any security now or in the future held by the Seller from the Buyers or any other person or by the taking of or failure to take any security;

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(h)	any failure, omission or delay by the Seller to give notice to the Buyers of any default by the Buyers or any other person under this agreement; and

(i)	any legal limitation, disability, incapacity or other circumstances related to the Seller or any other person.

15.5	No waiver and remedies cumulative

(a)	No failure by the Seller to exercise, and no delay in exercising, any right, power or remedy under this agreement will operate as a waiver, nor will any single or partial exercise by the Seller of any right, power or remedy preclude any other or further exercise of that or any other right, power or remedy.

(b)	The rights, powers and remedies provided to the Seller in this clause 15 are cumulative and not exclusive of any rights, powers or remedies provided at law or in equity or by any document.

15.6	No set off

The Company has no right to set off, deduct or withhold any moneys which it is liable to pay to the Seller under this clause 15 against any moneys which the Seller is liable to pay to the Buyers whether under this agreement or otherwise.

15.7	Enforcement

(a)	For the avoidance of doubt, the Seller may enforce this guarantee before exercising any of its rights to claim the relevant Liability from the Buyers.

(b)	Nothing in this clause 15 affects the Seller’s other rights under this agreement.

16.	Default and termination

16.1	Failure by a party to Complete

If a party does not Complete when required to do so, other than as a result of default by the other party, the non-defaulting party may give the defaulting party notice requiring it to Complete within 10 Business Days of receipt of the notice.

16.2	Specific performance or termination

If the defaulting party does not Complete within the period specified in clause 16.1, the non-defaulting party may choose either to seek specific performance or terminate this agreement. In either case, the non-defaulting party may seek damages for the default.

16.3	Effect of termination

(a)	Termination of this agreement will not affect any other rights the parties have against one another at law or in equity.

(b)	On termination of this agreement:

(i)	each party is released from its obligations under this agreement other than the parts of this agreement specified in clause 21.8; and

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(ii)	each party retains any rights it has against the other party in connection with any right or Claim which arises before termination.

17.	Confidentiality

A party may not disclose the provisions of this agreement or the terms of the Sale to any person except:

(a)	as a media announcement in the form agreed between the Buyers and the Seller;

(b)	with the written consent of the other parties;

(c)	to its Officers, employees, professional advisers, consultants, financiers and Related Bodies Corporate to whom (and to the extent to which) it is necessary to disclose the information in order to properly perform their obligations under any this agreement;

(d)	where the information has come into the public domain through no fault of that party;

(e)	as is necessary to obtain any consent or approval contemplated by any this agreement;

(f)	as required by an applicable law, legal process, any order or rule of any Government Agency, the rules of a recognised stock exchange or in a prospectus or other document with statutory content requirements prepared for a transaction involving a party, after first consulting with the other party to the extent practicable having regard to those obligations about the form and content of the disclosure, and must use its reasonable endeavours to ensure all permitted disclosures are kept confidential.

18.	Duty, costs and expenses

18.1	Duty

The Buyers must pay all Duty which may be payable on or in connection with this agreement and any instrument executed under or in connection with or any transaction contemplated or evidenced by the agreement.

18.2	Transaction costs

(a)	The Seller agrees to pay the Buyers’ and the Company’s costs in relation to the Sale (including in connection with the satisfaction of the Conditions Precedent), up to a maximum of $300,000 (exclusive of GST).

(b)	Where Completion does not occur due to the acts or omissions of the Buyer, the Seller is not obliged to pay any Buyer costs, and any transaction costs already paid by the Seller must be refunded by the Buyers immediately upon request.

18.3	Costs of performance

A party must bear the costs and expenses of performing its obligations under this agreement, unless otherwise provided in this agreement.

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19.	GST

19.1	GST

(a)	If a Supply made under or in connection with this agreement is subject to GST, an additional amount (Additional Amount) is payable by the party providing the GST exclusive consideration for the Supply (Recipient) equal to the amount of GST payable on that Supply.

(b)	The Additional Amount is payable at the same time as the GST exclusive consideration for the Supply is payable or is to be provided subject to the receipt by the Recipient of a Tax Invoice.

(c)	If an amount payable under or in connection with this agreement (whether by way of reimbursement, indemnity or otherwise) is calculated by reference to an amount incurred by a party, whether by way of cost, expense, outlay, disbursement or otherwise (Amount Incurred), the amount payable must be reduced by the amount of any Input Tax Credit to which that party or its Representative Member is entitled in respect of that Amount Incurred.

19.2	Lowest price

For the purposes of the financial arrangements rules in the NZ Income Tax Act, the parties agree that:

(a)	the Purchase Price is the lowest price (within the meaning of section EW 32 of the NZ Income Tax Act) that they would have agreed for the sale and purchase of the Shares on the date of this agreement if payment would have been required in full at the time the first right in the contracted property (being the Shares) was transferred; and

(b)	they will compute their taxable income for the relevant period on the basis that the Purchase Price includes no capitalised interest and they will file their tax returns accordingly.

20.	Notices

20.1	General

(a)	Unless expressly stated otherwise in this agreement, a notice, consent or other communication given under this agreement including a request, certificate, demand, consent, waiver or approval, to or by a party to this agreement (Notice):

(i)	must be in legible writing and in English;

(ii)	must be addressed to the party to whom it is to be given (Addressee) at the address or email address set out below or to any other address or email address as notified by the Addressee for the purposes of this clause:

(A)	If to the Davis-Rice Buyer or Mr Davis-Rice:

Address:	37 Minimbah Road, Northbridge NSW 2063
Attention:	Justin Davis-Rice
Email:	justin@jadcorp.com

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(B)	If to the Johnson Buyer or Ms Johnson:

Address:	33a Churchill Road, Murrays Bay, Auckland, 0630, New Zealand
Attention:	Anna Johnson
Email:	annaj1@mail.com

(C)	If to the Buyers collectively, to each Addressee listed above.

(D)	If to the Seller:

Address:	Unit 7, 35-39 William Street, Double Bay NSW 2028
Attention:	Kel Fitzalan
Email:	kelfitzalan@taxxat.com.au

(E)	If to a Bendon Group Entity:

Address:	8 Airpark Drive, Airport Oaks, Auckland 2022, New Zealand
Attention:	Anna Johnson and Justin Davis-Rice
Email:	anna.johnson@bendon.com and justin.davis@bendon.com

(iii)	must be signed by or on behalf of the sender (if an individual) or an Officer of the sender;

(iv)	must be either:

(A)	delivered by hand or sent by pre-paid mail (by airmail if sent to or from a place outside of Australia) to the Addressee; and/or

(B)	sent by email to the Addressee’s email address; and

(v)	is deemed to be received by the Addressee in accordance with clause 20.1(b).

(b)	Without limiting any other means by which the sender may be able to prove that a Notice has been received by the Addressee, a Notice is deemed to be received:

(i)	if delivered by hand, when delivered to the Addressee;

(ii)	if sent by post, on the 6th Business Day after the date of posting, or if to or from a place outside Australia, on the 10th Business Day after the date of posting; or

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(iii)	if sent by email:

(A)	when the sender receives an automated message confirming delivery; or

(B)	5 hours after the time sent (as recorded on the device from which the sender sent the email) unless the sender receives an automated message that the email has not been delivered,

whichever happens first,

but if the delivery or receipt is on a day which is not a Business Day or is after 5.00 pm (Addressee’s time) it is deemed to be received at 9.00 am on the following Business Day.

21.	General

21.1	Governing law

This agreement is governed by the laws of New South Wales.

21.2	Jurisdiction

Each party irrevocably and unconditionally:

(a)	submits to the exclusive jurisdiction of the courts of New South Wales;

(b)	waives any:

(i)	claim or objection based on absence of jurisdiction or inconvenient forum; or

(ii)	immunity in relation to this agreement in any jurisdiction for any reason;

(c)	agrees that a document required to be served in proceedings about this agreement may be served under clause 20.

21.3	Default interest

(a)	If a party fails to pay any amount payable under this agreement on the due date for payment, that party must, if demand is made, pay interest on the amount unpaid at the higher of:

(i)	the Interest Rate; or

(ii)	the rate of interest per annum (if any) fixed or payable under any judgment or other thing into which the liability to pay the amount becomes merged.

(b)	The interest payable under clause 21.3(a):

(i)	accrues from day to day from and including the due date for payment up to the actual date of payment, before and, as an additional and independent obligation, after any judgment or other thing into which the liability to pay the amount becomes merged; and

(ii)	may be capitalised by the person to whom it is payable at monthly intervals.

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(c)	The right to require payment of interest under this clause is without prejudice to any other rights the non-defaulting party may have against the defaulting party at law or in equity.

21.4	Invalidity

(a)	If a provision of this agreement or a right or remedy of a party under this agreement is invalid or unenforceable in a particular jurisdiction:

(i)	it is read down or severed in that jurisdiction only to the extent of the invalidity or unenforceability; and

(ii)	it does not affect the validity or enforceability of that provision in another jurisdiction or the remaining provisions in any jurisdiction.

(b)	This clause is not limited by any other provision of this agreement in relation to severability, prohibition or enforceability.

21.5	Survival of indemnities

(a)	Each indemnity contained in this agreement is an additional, separate and independent obligation and no one indemnity limits the generality of another indemnity.

(b)	Each indemnity contained in this agreement survives Completion under this agreement.

21.6	Payments

A payment which is required to be made under this agreement must be in cash or by bank cheque or in other Immediately Available Funds and in New Zealand dollars.

21.7	Entire agreement

This agreement supersedes all previous agreements about its subject matter and embodies the entire agreement between the parties about its subject matter.

21.8	Survival and merger

(a)	No term of this agreement merges on completion of any transaction contemplated by this agreement.

(b)	Clauses 17, 18, 19, 20 and 21 survive termination or expiry of this agreement together with any other term which by its nature is intended to do so.

21.9	Variation

No variation of this agreement is effective unless made in writing and signed by each party.

21.10	Waiver

(a)	No waiver of a right or remedy under this agreement is effective unless it is in writing and signed by the party granting it. It is only effective in the specific instance and for the specific purpose for which it is granted.

(b)	A single or partial exercise of a right or remedy under this agreement does not prevent a further exercise of that or of any other right or remedy.

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(c)	Failure to exercise or delay in exercising a right or remedy under this agreement does not operate as a waiver or prevent further exercise of that or of any other right or remedy.

21.11	Cumulative Rights

Except as expressly provided in this agreement, the rights of a party under this agreement are in addition to and do not exclude or limit any other rights or remedies provided by law.

21.12	Counterparts

This agreement may be entered into in any number of counterparts and by the different parties hereto on separate counterparts, each of which when taken together shall constitute one and the same instrument.

21.13	Relationship of the parties

Except as expressly provided in this agreement:

(a)	nothing in this agreement is intended to constitute a relationship of employment, trust, agency or partnership or any other fiduciary relationship between the parties; and

(b)	no party has authority to bind any other party.

21.14	Severability

Any term of this agreement which is wholly or partially void or unenforceable is severed to the extent that it is void or unenforceable. The validity or enforceability of the remainder of this agreement is not affected.

21.15	Further assurances

Except as expressly provided in this agreement, each party must, at its own expense, do all things reasonably necessary to give full effect to this agreement and the matters contemplated by it.

21.16	Assignment, novation and other dealings

A party must not assign or novate this agreement or otherwise deal with the benefit of it or a right under it, or purport to do so, without the prior written consent of each other party.

21.17	Legal advice

Each Seller acknowledges that it has received legal advice about this agreement, or has had the opportunity of receiving legal advice about this agreement.

21.18	Third party rights

Except as expressly provided in this agreement:

(a)	each person who executes this agreement does so solely in its own legal capacity and not as agent or trustee for or a partner of any other person; and

(b)	only those persons who execute this agreement have a right or benefit under it.

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Schedule 1 - Dictionary

2.	Dictionary

In this agreement:

Accounting Policies means the accounting policies and underlying principles used to prepare the financial information reported to the US Securities and Exchange Commission and contained in the consolidated financial statements of the Seller for the financial year ended 31 January 2020.

Accounting Standards means generally accepted accounting practice in New Zealand as defined in section 8 of the Financial Reporting Act 2013 (NZ).

Accounts means the financial report (including balance sheets, profit and loss statements and associated notes) for the Company for the financial year ending on the Accounts Date.

Accounts Date means 11.59pm on 31 January 2021.

Additional Amount has the meaning given in clause 19.

Addressee has the meaning given in clause 20.1(a)(ii).

Adjustment Amount means the total of the Working Capital Adjustment Amount and Net Cash/ (Debt) Adjustment Amount.

Actual Net Cash/ (Debt) Amount means the Net Cash/ (Debt) at the Accounts Date as specified in the Completion Statement.

Actual Working Capital Amount means the Working Capital at the Accounts Date as specified in the Completion Statement.

ASIC means the Australian Securities and Investments Commission.

Associate means, in relation to a person:

(a)	an associate of the person as defined in sections 11, 12(2)(a), 15(1)(a) and 16 of the Corporations Act;

(b)	a copy or trust of which the person has Control; or

(c)	the spouse of the person.

ASX means ASX Limited (ACN 008 624 691).

Bendon Group Entity means the Company and each of:

(a)	the following wholly owned Australian subsidiaries of the Company:

(i)	Bendon Pty Limited (ACN 001 222 064);

(ii)	Bendon Holdings Pty Limited (ACN 094 492 841);

(iii)	Bendon Retail Pty Ltd (ACN 149 125 388);

(iv)	Bendon Intimates Pty Limited (ACN 153 498 116);

(v)	Pleasure State Pty Limited (ACN 108 588 076); and

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(vi)	PS Holdings No 1 Pty Limited (ACN 142 982 483);

(b)	the following wholly owned New Zealand subsidiaries of the Company:

(i)	Bendon Retail Limited (company number 1013361); and

(ii)	Bendon Holdings Limited (company number 480331);

(c)	Pleasure State Pty Limited (ACN 108 588 076) as trustee for the Pleasure State Unit Trust;

(d)	Bendon UK Limited (company number 04200853);

(e)	Bendon USA Inc; and

(f)	Pleasure State (HK) Limited (CR No. 1247545),

details of which are set out in Schedule 2 , and which together form the Bendon Group.

Bendon Inventory means the inventory of the Bendon Group Entities as at the Accounts Date, specifically, inventory in store or warehoused, goods in transit and inventory prepaid for or on order, a summary of which is contained at Part A of Schedule 5 .

Bendon Inventory Adjustment Amount has the meaning given in clause 7.3.

BNZ means Bank of New Zealand (New Zealand company number 428849).

Business means the business conducted by the Bendon Group Entities, being at the date of this agreement the design, manufacture and sale of intimate apparel, swim and resort and sleep products.

Business Day means a day on which banks are open for business excluding Saturdays, Sundays or public holidays in Sydney, Australia.

Business Records means original and copies of all books, files, reports, financial and other records, documents, correspondence, information, accounts and data (whether machine readable or in printed form) owned by or relating to the Bendon Group Entities or the property of the Bendon Group Entities and any source material used to prepare them, in respect of the period ending on the Completion Date.

Buyer means each of:

(a)	the Davis-Rice Buyer; and

(b)	the Johnson Buyer,

or their nominee(s), provided any nominee is:

(c)	ultimately Controlled by the Guarantors; and

(d)	is approved by the Seller, acting reasonably.

Buyer Group means the Buyer and each of its Related Bodies Corporate (including, for the avoidance of doubt, the Company with effect from Completion), and Buyer Group Member means each of them.

Buyer Indemnity means the indemnity in clause 10.5.

Buyer Warranties means the representations and warranties set out in clause 10.1.

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Conditions means the conditions in clause 3.1.

Claim means any allegation, cause of action, claim or demand of any nature howsoever arising and whether present or future, fixed or unascertained, actual or contingent whether at law, in equity, under statute or otherwise.

Company Indemnity means the indemnity in clause 15.1.

Completion means completion of the Sale under clause 6 and Complete has a corresponding meaning.

Completion Date means:

(a)	30 April 2021; or

(b)	such other date agreed by the parties in writing,

provided all conditions to Completion are either satisfied or waived in accordance with clause 3.

Completion Payment means $1.00.

Completion Statements means the Working Capital Statement and Net Cash/ (Debt) Statement for the Company as at the Accounts Date, to be prepared and agreed in accordance with clause 7.

Consultant Service Agreement means the consultant service agreement to be entered into between a controlled entity of Mr Davis-Rice and the Seller in relation to Mr Davis- Rice’s role as chief executive officer, director and chairman of the Seller.

Control has the meaning given in the Corporations Act.

Corporations Act means Corporations Act 2001 (Cth).

Deed of Debt Forgiveness means the deed of debt forgiveness, in a form reasonably satisfactory to the Buyers, pursuant to which the Seller will forgive the Intercompany Debt.

Demand means a written notice of, or demand for, an amount payable or a written notice by a third party in relation to a Third Party Claim.

Dollars, NZ$ and $ means the lawful currency of New Zealand.

Duty means any stamp, transaction or registration duty or similar charge imposed by any Government Agency and includes any interest, fine, penalty, charge or other amount imposed in respect of any of them, but excludes any Tax.

Effective Date means 1 February 2021, or such other date as agreed by the parties.

Estimated Net Cash/ (Debt) Amount means the good faith estimate of Net Cash/ (Debt) at the Accounts Date as specified in the Pro-Forma Balance Sheet.

Estimated Working Capital Amount means the good faith estimate of Working Capital at the Accounts Date as specified in the Pro-Forma Balance Sheet.

Exit Event means the sale (whether directly or indirectly) of the shares in the Company, assets of any Bendon Group Entity or any material part of the Business to a Third Party at any time within three years following Completion.

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Fairly Disclosed to the Buyers means matters fairly disclosed in writing to Mr Davis-Rice and Ms Johnson with sufficient details of the matter which so as to enable a party reasonably experienced in transactions of this nature to make an informed and accurate assessment of the matter concerned and its significance for the Company, relevant Bendon Group Entity or the Buyers.

Fairly Disclosed to the Seller means matters fairly disclosed to a member of the Independent Board Committee in writing with sufficient details of the matter which so as to enable a party reasonably experienced in transactions of this nature to make an informed and accurate assessment of the matter concerned and its significance for the Company, relevant Bendon Group Entity or the Seller.

FOH Inventory means the inventory of FOH Online as at the Accounts Date a summary of which is contained at Part B of Schedule 5 .

FOH Online means FOH Online Corp.

FOH Services Agreement means the services agreement to be entered into between FOH Online and the Company, materially in the form of Schedule 8 .

Form 9 Consent means a Form 9 Consent and Certificate for the purposes of section 152 of the NZ Companies Act.

Government Agency means a government or governmental, semi governmental, administrative, fiscal or judicial body, department, commission, authority, tribunal, agency or entity whether foreign, federal, state, territorial or local.

GST means goods and services tax or similar value added tax levied or imposed in Australia under the GST Law.

GST Law has the meaning given in the A New Tax System (Goods and Services Tax) Act 1999 (Cth).

Guarantor means each of Mr Davis-Rice and Ms Johnson.

Guarantor Indemnity means the indemnities in clauses 11.5 and 14.1.

Guarantor Warranties means the representations and warranties set out in clause 11.1.

Immediately Available Funds means cash, bank cheque or telegraphic or other electronic means of transfer of cleared funds into a bank account.

Incentive Plan means the employee incentive plan of the Seller.

Indemnity means the indemnities given under this agreement including the Buyer Indemnity, Company Indemnity, Guarantor Indemnity and Seller Indemnity.

Independent Accountant means an independent accountant with appropriate standing, relevant experience in accounting and taxation matters, and at least 10 years’ experience.

Independent Board Committee means the committee of independent directors of the Seller, comprising Kel Fitzalan, Andy Shape and Simon Tripp.

Independent Expert’s Report means an independent expert’s report prepared in accordance with ASIC’s guidelines that determines that the Sale is on arm’s length terms and is fair and reasonable to the Non-Associated Shareholders.

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Insolvency Event means the occurrence of any one or more of the following events in relation to any person:

(a)	an application is made to a court for an order, or an order is made, that it be wound up, declared bankrupt or that a provisional liquidator or receiver or receiver and manager be appointed, and the application is not withdrawn, struck out or dismissed within 15 Business Days of it being made;

(b)	a liquidator or provisional liquidator is appointed;

(c)	an administrator is appointed to it under sections 436A, 436B or 436C of the Corporations Act;

(d)	a Controller (as defined in section 9 of the Corporations Act) is appointed to it or any of its assets;

(e)	a receiver is appointed to it or any of its assets;

(f)	it enters into an arrangement or composition with one or more of its creditors, or an assignment for the benefit of one or more of its creditors, in each case other than to carry out a reconstruction or amalgamation while solvent;

(g)	it proposes a winding-up, dissolution or reorganisation, moratorium, deed of company arrangement or other administration involving one or more of its creditors;

(h)	it is insolvent as disclosed in its accounts or otherwise, states that it is insolvent, is presumed to be insolvent under an applicable law (including under sub-section 459C(2) or section 585 of the Corporations Act) or otherwise is, or states that it is, unable to pay all its debts as and when they become due and payable;

(i)	it is taken to have failed to comply with a statutory demand as a result of sub- section 459F(1) of the Corporations Act or any other applicable law;

(j)	a notice is issued under sections 601AA or 601AB of the Corporations Act and not withdrawn or dismissed within 15 Business Days;

(k)	a writ of execution is levied against it or its property which is not dismissed within 15 Business Days;

(l)	it ceases to carry on business or threatens to do so; or

(m)	anything occurs under the law of any jurisdiction which has a substantially similar effect to any of the events set out in the above paragraphs of this definition.

Intercompany Debt means the intercompany debt owed by the Bendon Group Entities to the Seller and certain Seller subsidiaries, totalling $40,400,000.

Interest Rate means the daily buying rate displayed at or about 10.30am (Sydney time) on the Reuters screen BBSW page for Australian bank bills of a three month duration.

Johnson Entitlements mean all of Ms Johnson’s:

(a)	accrued remuneration (including earnt and approved bonuses and other performance incentives); and

(b)	share incentive entitlements (including sign-on incentive), up to the Effective Date.

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Knowledge of the Buyers means anything within the actual, imputed or constructive knowledge of the Buyers and its Officers and including the knowledge or awareness of facts, matters or circumstances which Mr Davis-Rice and Ms Johnson are, as at the Completion Date either:

(a)	actually aware;

(b)	ought reasonably to have known; or

(c)	would have been aware if he or she had made reasonable inquiries before the Completion Date.

Knowledge of the Seller means anything within the actual, imputed or constructive knowledge of one or more members of the Independent Board Committee and for the avoidance of doubt does not include the knowledge or awareness of facts, matters or circumstances which Mr Davis-Rice and Ms Johnson are, as at the Completion Date, aware.

Law means:

(a)	those principles of law or equity established or recognised by decisions of courts;

(b)	statutes, regulations or by-laws of any Government Agency;

(c)	requirements of any Government Agency which have the force of law; and

(d)	guidelines of any Government Agency which have the force of law.

Leakage means:

(a)	any dividend or distribution (in cash or in kind), declared, paid, made or agreed (whether actual or deemed) by any Bendon Group Entity to a Seller Group Member (but excluding a dividend or distribution made by one Bendon Group Entity to another Bendon Group Entity);

(b)	the transfer or grant of any asset, value, right or other benefit (or future asset, value, right or benefit) by any Bendon Group Entity to, or for the benefit of, a Seller Group Member;

(c)	the entry, by any Bendon Group Entity, into any transaction with a Seller Group Member;

(d)	any liability or obligation assumed, indemnified, guaranteed, secured, discharged or otherwise incurred by any Bendon Group Entity to or for the benefit of or on behalf of a Seller Group Member;

(e)	the cancellation, waiver, discount, release, deferral or forgiveness by any Bendon Group Entity of any amount or quantifiable obligation owing to that Bendon Group Entity by a Seller Group Member;

(f)	any payments (in cash or kind) made by any Bendon Group Entity to a Seller Group Member in respect of the Shares, or the capital or other securities of any other Bendon Group Entity, whether by way of being issued, redeemed, reduced, purchased, cancelled or repaid, or any other return of capital by any Bendon Group Entity;

(g)	any payment of interest, principal, fees or any other amount in respect of any indebtedness owed by any Bendon Group Entity to a Seller Group Member;

(h)	any other payments made (whether in cash or kind), paid, or agreed to be made (or future benefits granted or agreed to be granted) or benefits conferred by any Bendon Group Entity to or for the benefit of a Seller Group Member, but excluding payments to a Seller Group Member in their capacity as employees of, or contractors to, a Bendon Group Entity (provided such payments are made in the ordinary course of business and in a manner consistent with past practices);

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(i)	any bonuses to be paid to employees of a Bendon Group Entity to the extent that they relate to any period prior to the Effective Date;

(j)	the payment by any Bendon Group Entity of, or agreement to pay, any Tax incurred by a Seller Group Member as a result of the matters set out in paragraphs (a) to (i) above;

(k)	the payment by any Bendon Group Entity, conditionally or otherwise, to do any of the matters referred to in paragraphs (a) to (j) above,

in each case during the Locked Box Period, but does not include any Permitted Leakage or payments made in the ordinary course of business.

Leakage Claim means any Claim by the Buyers against the Seller under clause 5.

Leakage Warranties means the warranties set out in clause 5.1.

Lease means each lease entered into by a Bendon Group Entity, a list of which are set out in Schedule 6 .

Lease Security has the meaning given in clause 4.3(a).

Liability includes all liabilities, obligations, losses, damages, costs and expenses of whatever description however arising, whether actual contingent or prospective and whether present or future, fixed or unascertained.

Loan Agreement means the loan agreement to be entered into between the Seller and the Company, materially in the form of Schedule 7 .

Locked Box Period means the period from the Effective Date to Completion (both dates inclusive).

Loss means any cost (including legal costs and expenses of whatsoever nature or description), damages, debt, expense, liability or loss and includes Taxes and Duties.

Material Adverse Change means a material adverse effect or material adverse change on the financial condition, prospects, profitability or operation of the Business including a Bendon Group Entity’s ability to comply with its obligations under any Material Contract.

Material Contracts means:

(a)	each Lease; and

(b)	any contract or arrangement pursuant to which a Bendon Group Entity is a party, with a fixed term of longer an 12 month or is required to pay or receive more than $250,000 annually.

Maximum Inventory Adjustment means an amount equal to US$5,000,000.

Nasdaq Listing Rules means the Nasdaq Stock Market Rules in force from time to time.

Net Cash/ (Debt) means the amount calculated in the Net Cash/ (Debt) Statement.

Net Cash/ (Debt) Statement means the statement prepared in accordance with clause 7 and based on the form of the Pro-Forma Balance Sheet.

Net Cash/ (Debt) Adjustment Amount means the difference between the Actual Net Cash/ (Debt) Amount and Estimated Net Cash/ (Debt) Amount.

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Net Proceeds means the gross funds actually received by the Buyers or Guarantors in respect of an Exit Event less any reasonable expenses.

Net Profits means net profits after Tax.

Non-Associated Shareholders means the shareholders of the Seller that are not associated with the Buyers.

NZ Companies Act means the Companies Act 1993 (NZ).

NZ Income Tax Act means the Income Tax Act 2007 (NZ).

NZ PPS Act means the Personal Property Securities Act 1999 (NZ).

Officer means, in relation to a body corporate, a director or secretary of that body corporate.

OIO means the New Zealand Overseas Investment Office.

Permitted Leakage means, in relation to the Locked Box Period:

(a)	any transaction between a Bendon Group Entity and a Seller Group Member expressly contemplated by this agreement;

(b)	any payment made or agreed to be made or other action taken or agreed to be taken which is approved in writing as a Permitted Leakage by the Buyers; and

(c)	any transaction or payment made outside the ordinary course of business, within the awareness of the Guarantors, and for the avoidance of doubt shall include any employee bonuses, prepayments etc.

PPS Act means the Personal Property Securities Act 2009 (Cth).

PPS Security Interest means a security interest as defined in the PPS Act.

Pro-Forma Balance Sheet means the pro-forma balance sheet prepared by the Buyers, set out in Schedule 4 .

PS Reporting Period means, as the context requires:

(a)	the 12 month period commencing on 1 July 2021;

(b)	the 12 month period commencing on 1 July 2022; or

(c)	the 12 month period commencing on 1 July 2023.

Purchase Price means $1.00, as adjusted by clause 7 and otherwise in accordance with this agreement.

Recipient has the meaning given in clause 19.

Related Body Corporate has the meaning given in the Corporations Act.

Respective Proportions means, in respect of a Buyer, the proportion of Shares being acquired by that Buyer, being:

(a)	in respect of the Davis-Rice Buyer (or its permitted nominee(s)), 75%; and

(b)	in respect of the Johnson Buyer (or its permitted nominee(s)), 25%.

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Restructure means any transaction or undertaking to:

(a)	change the ownership structure of the Bendon Group; or

(b)	transfer, assign, dispose of or otherwise alienate any significant assets, undertakings, contracts, property or rights or entitlements (including intellectual property rights) of the Bendon Group to any person, or enter into any agreement to do so.

Sale means the sale of the Shares as contemplated by this agreement.

Security Interest means any third party rights or interests including a mortgage, bill of sale, charge, lien, pledge, trust, encumbrance, power or title retention arrangement, right of set-off, assignment of income, garnishee order or monetary claim and flawed deposit arrangements or any arrangement having a similar effect, including any PPS Security Interest, and includes any agreement to create any of them or allow any of them to exist.

Seller Group Member means the Seller, and each Related Body Corporate and Associate of the Seller, other than the Bendon Group Entities, Buyers and Guarantors.

Seller Indemnity means the indemnities given in clauses 5.2 and 8.1(a)(iii).

Seller Warranties means the warranties set out in Schedule 3.

Share Register means the share register of the Company, as kept and maintained in accordance with section 87 of the NZ Companies Act.

Shares means 488,048 ordinary shares in the capital of the Company, comprising 100% of the issued share capital.

Share Transfer Forms means a share transfer form in respect of the transfer of the Shares to each of the Buyers (in the Respective Proportions) in substantially the form set out in Schedule 9.

Tax means a tax, levy, charge, impost, fee, deduction, compulsory loan or withholding of any nature, including, without limitation, any goods and services tax (including GST), value added tax or consumption tax, which is assessed, levied, imposed or collected by a Government Agency, except where the context requires otherwise. This includes, but is not limited to, any interest, fine, penalty, charge, fee or other amount imposed in addition to those amounts, but excludes Duty.

Tax Law means any law relating to either Tax or Duty as the context requires.

Tax Relief means any relief, allowance, exemption, exclusion, set-off, deduction, loss, rebate, refund, right to repayment or credit granted or available in respect of a Tax or Duty under any law.

Tax Return means any return relating to Tax or Duty including any document which must be lodged with a Government Agency administering a Tax or Duty or which a taxpayer must prepare and retain under a Tax Law (such as an activity statement, amended return, application, schedule or election and any attachment).

Third Party means a person or entity that is not party to this agreement, but does not include the Bendon Group Entities.

Third Party Claim means any Claim brought by a Third Party which may give rise, or otherwise relates, to a Claim by the Buyer against the Seller.

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Transaction Protocols means the agreed transaction protocols in respect of the Sale adopted by the Seller and the Company on or about 22 December 2020.

Trust Deed means, in respect of a Buyer, the deed of trust establishing the trust vehicle of that Buyer.

Warranty means the warranties given under this agreement including the Buyer Warranties, Guarantor Warranties, Seller Warranties and Leakage Warranties.

Working Capital means the amount calculated within the Working Capital Statement less Inventory.

Working Capital Adjustment Amount means Actual Working Capital less the Estimated Working Capital.

Working Capital Statement means the statement prepared in accordance with clause 7 and based on the form of the Pro-Forma Balance Sheet.

3.	Interpretation

In this agreement the following rules of interpretation apply unless the contrary intention appears:

(a)	headings are for convenience only and do not affect the interpretation of this agreement;

(b)	the singular includes the plural and vice versa;

(c)	words that are gender neutral or gender specific include each gender;

(d)	where a word or phrase is given a particular meaning, other parts of speech and grammatical forms of that word or phrase have corresponding meanings;

(e)	the words ‘such as’, ‘including’, ‘particularly’ and similar expressions are not words of limitation;

(f)	a reference to:

(i)	a person includes a natural person, partnership, joint venture, government agency, association, corporation, trust or other body corporate;

(ii)	a thing (including a chose in action or other right) includes a part of that thing;

(iii)	a party includes its agents, successors and permitted assigns;

(iv)	a document includes all amendments or supplements to that document;

(v)	a clause, term, party, schedule or attachment is a reference to a clause or term of, or party, schedule or attachment to this agreement;

(vi)	this agreement includes all schedules and attachments to it;

(vii)	a law includes a constitutional provision, treaty, decree, convention, statute, regulation, ordinance, by-law, judgment, rule of common law or equity and is a reference to that law as amended, consolidated or replaced;

(viii)	a statute includes any regulation, ordinance, by-law or other subordinate legislation under it;

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(ix)	an agreement other than this agreement includes an undertaking, or legally enforceable arrangement or understanding whether or not in writing; and

(x)	a monetary amount is in New Zealand dollars and all amounts payable under or in connection with this agreement are payable in New Zealand dollars;

(g)	an agreement on the part of two or more persons binds them jointly and each of them severally;

(h)	no rule of construction applies to the disadvantage of a party because that party was responsible for the preparation of this agreement or any part of it;

(i)	when the day on which something must be done is not a Business Day, that thing must be done on the following Business Day;

(j)	in determining the time of day where relevant to this agreement, the relevant time of day is:

(i)	for the purposes of giving or receiving notices, the time of day where a party receiving a notice is located; or

(ii)	for any other purpose under this agreement, the time of day in the place where the party required to perform an obligation is located;

(k)	for the purposes of this agreement:

(i)	if certain Seller Warranties are given and made by the Seller only on the basis of its knowledge and awareness, those Seller Warranties are expressly limited to the knowledge and awareness which an Officer of the Seller actually has;

(ii)	the knowledge or awareness of any person other than the persons identified in sub-clause (i) will not be imputed to the Seller; and

(iii)	none of the persons named in sub-clause (i) will bear any personal liability in respect of the Seller Warranties or otherwise under this agreement.

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Schedule 2 – Information about the Bendon Group Entities

[Omitted]

44

Schedule 3 – Seller Warranties

1.	The Seller’s incorporation or existence

(a)	The Seller is duly incorporated and validly exists under the law of its place of incorporation.

(b)	The Seller has full power and authority to own the Shares.

(c)	No Insolvency Event has occurred in relation to the Seller.

2.	The Seller’s authority

(a)	The execution and delivery of this agreement has been properly authorised by all necessary corporate action of the Seller.

(b)	The Seller has full power and lawful authority to execute and deliver this agreement and to consummate and perform or cause to be performed its obligations under this agreement.

(c)	This agreement constitutes a legal, valid and binding obligation of the Seller enforceable in accordance with its terms.

(d)	The execution, delivery and performance by the Seller of this agreement does not or will not (with or without the lapse of time, the giving of notice or both) contravene, conflict with or result in a breach of or default under:

(i)	any provision of the constitution of the Seller;

(ii)	any material term or provision of any security arrangement (including any Security Interest), undertaking, agreement or deed to which it is bound; or

(iii)	any writ, order or injunction, judgement, or law to which it is a party or is subject or by which it is bound.

3.	The Company’s incorporation and existence

(a)	The Company is duly incorporated and validly exists under the law of its place of incorporation.

(b)	No Insolvency Event has occurred in relation to the Company.

4.	The Shares

(a)	The Shares comprise the whole of the issued share capital of the Company.

(b)	The Seller is the legal and beneficial owner of, and can transfer, the Shares, free from all Security Interests.

(c)	Except in the case of BNZ as set out in the Company’s constitution, there are no facts or circumstances that could result in the creation of a Security Interest over the Shares.

(d)	The Shares have been validly issued by the Company in accordance with the NZ Companies Act and are fully paid and no moneys are owing in respect of them.

(e)	There is no shareholder agreement, voting trust, proxy or other agreement or understanding relating to the voting of the Shares.

(f)	There are no agreements, arrangements or understandings in place in respect of either the Shares under which the Company is obliged at any time to issue any shares, convertible securities or other securities in the Company.

(g)	The Seller is not bound by a restriction on the transfer of the Shares to the Buyers.

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Schedule 4 – Pro-Forma Balance Sheet

[Omitted]

46

Schedule 5 – Inventory

[Omitted]

47

Schedule 6 – Leases

[Omitted]

48

Schedule 7 – Loan Agreement

[Omitted]

49

Schedule 8 – FOH Services Agreement

[Omitted]

50

Schedule 9 – Share Transfer Form

[Omitted]

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Signing page

Executed as an agreement.

Dated

Signed by Naked Brand Group Limited ACN 619 054 938 in accordance with section 127 of the Corporations Act 2001 (Cth) by:
/s/ Simon Tripp	/s/
Signature of director Simon Tripp	Signature of director/secretary
Name of director (print)	Name of director/secretary (print)

Signed by JADR Holdings Pty Limited ACN 151 656 192 as trustee for The DR Family Trust No 2 in accordance with section 127 of the Corporations Act 2001 (Cth) by:
/s/ Justin Davis-Rice	/s/
Signature of director Justin Davis-Rice	Signature of director
Name of director (print)	Name of director (print)

Signed by Matana Intimates Holdings Trustee Limited NZ Company no. 8156011 as trustee for the Matana Intimates Holding Trust by:
/s/	/s/ Anna Johnson
Signature of Witness	Signature of sole director

Anna Johnson
Name of Witness (print)	Name of sole director (print)

52

Signed by Bendon Limited NZ Company no. 110935 by:
/s/	/s/ Justin Davis-Rice
Signature of Witness	Signature of sole director
Justin Davis-Rice
Name of Witness (print)	Name of sole director (print)

Signed by Justin Davis-Rice in the presence of:
/s/	/s/ Justin Davis-Rice
Signature of Witness	Signature of Justin Davis-Rice

Name of Witness (print)

Signed by Anna Johnson in the presence of:
/s/	/s/ Anna Johnson
Signature of Witness	Signature of Anna Johnson

Name of Witness (print)

53